UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2010

PVF Capital Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-24948	34-1659805
(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

30000 Aurora Road, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

(440) 248-7171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 27, 2010, PVF Capital Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders voted on three proposals, which are described in detail in the Company’s definitive proxy materials, which it filed with the Securities and Exchange Commission and first made available to stockholders on September 27, 2010. The final voting results for each proposal are set forth below. At the close of business on September 10, 2010, the record date for the Annual Meeting, 25,642,218 shares of the Company’s common stock, $0.01 par value, were outstanding and entitled to vote. At the Annual Meeting, 24,253,268, or approximately 94.58%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

1.	To elect two Class I directors whose terms will expire at the annual meeting of stockholders in 2011:

Name	Votes For	Votes Withheld	Broker Non-Votes
Frederick D. DiSanto	15,279,661.7356	389,052.2644	8,584,554
Mark D. Grossi	15,251,561.7356	417,152.2644	8,584,554

2.	To approve the adoption of the PVF Capital Corp. 2010 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,744,669.9608	894,834.7748	29,209.2644	8,584,554

3.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,197,870.8429	22,060	33,337.1571	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVF CAPITAL CORP.

By:	/s/ Jeffrey N. Male
Jeffrey N. Male
Vice President and Secretary

Date: October 28, 2010